Intellect Neurosciences Retains Chain Pharmaceuticals LLC

NEW YORK, July 30, 2013 – Intellect Neurosciences, Inc. (OTCBB: ILNS) announced today it has retained Chain Pharmaceuticals LLC as a consultant to assist the company in managing its patent estate and external collaborations and pursuing strategic alternatives for the company, which may include partnerships, strategic business model alternatives, a sale or other transaction.

“We are delighted Dr. Daniel Chain has agreed to return to Intellect as a consultant and assist us with our strategic options,” said Elliot M. Maza, Consulting Chief Financial Officer and Director of Intellect Neurosciences. “As the founder of Intellect, Dr. Chain is uniquely qualified to assist us in our efforts to maximize the value of Intellect’s unique collection of high value assets.”

About Intellect Neurosciences

Intellect Neurosciences, Inc. develops innovative approaches aimed at arresting or preventing Alzheimer's disease and other neurodegenerative diseases, with a specific focus on proteinopathies. Intellect's pipeline includes therapeutic vaccines, antibodies and neuroprotective antibody drug conjugates. For more information, please visit www.intellectns.com.

Safe Harbor Statement Regarding Forward-Looking Statements:

The statements in this release and oral statements made by representatives of Intellect Neurosciences relating to matters that are not historical facts (including, without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Intellect's product candidates and the sufficiency of Intellect's cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Intellect's ability to fund such efforts with or without partners. Intellect undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Intellect's filings with the Securities and Exchange Commission, including those discussed in Intellect's Quarterly Report on Form 10-Q (file no. 333-128226), filed on May 20, 2013 and the risk factors discussed under the caption "Risk Factors" in Intellect's Annual Report on Form 10-K (file no. 333-128226), filed on October 15, 2012.